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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) May 18, 1999

                                BRT REALTY TRUST
               (Exact name of registrant as specified in charter)

Massachusetts                      I-7172                     13-2755856
(State or other            (Commission File No.)        (IRS Employer I.D. No.)
jurisdiction of
incorporation)


           60 Cutter Mill Road, Suite 303, Great Neck, New York 11021
(Address of principal executive office)                               (Zip Code)

       Registrant's telephone number, including area code (516) 466-3100
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Item 5.   Other Events


         On May 18, 1999, Registrant consummated a $45 million revolving credit facility with Transamerica Business Credit Corporation. The material terms of the transaction are as follows:

Lender:        Transamerica Business Credit Corporation

Borrower:      Registrant.  In addition, BRT Funding Corp., a wholly-owned subsidiary of Registrant, is a co-borrower.

Loan Type:     The loan is a revolving facility (i.e. funds can be borrowed, repaid and borrowed again).

Amount:        Up to $45 million. As of the date hereof, $5 million has been advanced under the credit facility.
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Use of
   Proceeds:   Loan advances may be used (i) to originate or acquire mortgage loans, (ii) to purchase all or substantially all of the stock or other ownership interests or all or substantially all of the assets of a financial services company or to capitalize a newly formed subsidiary to be engaged in the business of banking or otherwise providing financial services, in each case approved by Lender (such approval not to be unreasonably withheld), and (iii) for ongoing working capital.

Maturity:      The loan matures May 18, 2002.

Rate: Advances under the credit facility bear interest at either (i) the prime rate (as set forth in the Wall Street Journal) plus .50% per annum or (ii) LIBOR plus 3.25% per annum; provided, however, that the interest rate applicable to LIBOR rate advances shall be the LIBOR rate plus 3.0% per annum for advances outstanding as of the last month of any twelve-month period following the first anniversary of the closing date during which twelve-month period the average monthly outstanding amount of the loan was equal to or greater than $10,000,000. Subject to certain timing and size requirements, Registrant is entitled to choose between the two interest rates. The interest rate is adjusted monthly.

Fees: There was a 3/4% ($337,500) commitment fee paid in connection with the loan. Registrant also paid the out of pocket expenses of the Lender in connection with the transaction (including by way of example, legal fees).

               In addition, there is an "unused fee" payable monthly and equal to .125% per annum of the difference between the loan balance and the maximum loan amount of $45,000,000.

Collateral:    There is a requirement that the loan amount never exceed 80% of the approved collateral that has been pledged to Lender as security for the loan. If a pledged loan goes into default or the Lender determines, in accordance with the loan documents, that collateral is no longer acceptable, then Registrant must either provide additional or substitute collateral or prepay the loan to the extent there is a collateral deficit.

Financial
   Covenants:  (1) On a consolidated basis, Registrant's net worth must be at least $70 million, (2) Registrant
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               shall not permit the Interest Coverage Ratio (being defined as net income plus interest expense to interest expense)to be less than 1.75:1.00 over specified periods, (2) Registrant shall not permit, as of the last day of each calendar quarter, the ratio of
               (i) the debt of Registrant and its subsidiaries to (ii) tangible net worth to exceed 1.00:1.00, (3) Registrant shall not permit, as of the last day of each month, the ratio of the principal balance of all delinquent pledged loans to all pledged loans to exceed 0.20:1.00, and (4) Registrant shall not make capital expenditures totaling in excess of $250,000 in the aggregate in any fiscal year, except for capital expenditures related solely to improving real property owned by the Registrant and pledged to Lender and other property owned by Borrowers or constituting collateral for its loan receivables.


Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

          (a) Financial Statements - none.
          (b) Pro Forma Financial Information - not applicable.
          (c) Exhibits - Loan and Security Agreement dated as of May 18, 1999 between BRT Realty Trust, BRT Funding Corp. and Transamerica Business Credit Corporation.

                            Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned officer thereunto duly authorized.



                             BRT REALTY TRUST



Date:     May 25, 1999       /s/ Mark H. Lundy
                             ---------------------------
                             Mark H. Lundy
                             (Vice President)








                         LOAN AND SECURITY AGREEMENT